SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)
                        December 30,1997


           BEVERLY HILLS MEDICAL OFFICE PARTNERS, L.P.
      Exact Name of Registrant as Specified in its Charter


                         (212) 526-3237
       Registrant's Telephone Number, Including Area Code


      Delaware                 33-12791              95-4098476
State or other jurisdiction   Commission            IRS Employer
  of incorporation            File Number         Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                     10285
Address of principal executive offices                Zip Code


Registrant's telephone number, including area code (212) 526-3237



Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 1997, Beverly Hills Medical Office Partners, L.P. (the "Partnership"), a Delaware limited partnership, consummated the sale of its principal asset, the Beverly Sunset Medical Building (the "Property"). The Property was sold to Arden Realty Limited Partnership, a major real estate investment trust (the "Arden Sale"). The Partnership received net sales proceeds totaling approximately $14,089,533, and the transaction resulted in a loss on the sale of approximately $66,150, which will be reflected in the Partnership's statement of operations for the period ending December 31, 1997. As a result of the Arden Sale, the Partnership is expected to dissolve by March 31, 1998.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                    BEVERLY HILLS MEDICAL OFFICE PARTNERS, L.P.
                    BY:  Medical Office Properties Inc.
                         General Partner



Date:  January 14, 1998  BY:    /s/Jeffrey C. Carter
                         Name:  Jeffrey C. Carter
                         Title: Director and President


Date:  January 14, 1998  BY:    /s/Timothy E. Needham
                         Name:  Timothy E. Needham
                         Title: Vice President and Chief Financial Officer